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                                                                    EXHIBIT 99.3

                                                                  PO Box 84013
                                                        Columbus GA 31908-4013
                                                               Tel. 800.784.5566

                                                      [GREENPOINT MORTGAGE LOGO]

TO: RWT HOLDINGS, INC.

      Re: Annual Statement as to Compliance by the Seller

      Pursuant to Section 6.04 of the Mortgage Loan Flow Purchase, Sale, and Servicing Agreement between GreenPoint Mortgage Funding, Inc. as Seller (the "Seller") and RWT Holdings, Inc. as Purchaser, dated as of August 1, 2002 (the "Agreement"), the undersigned officer of the Seller, hereby certifies as to the following:

            (i) a review of the activities of the Seller during the calendar year ended December 31, 2004 (the "Applicable Period") and of the Seller's performance under the Agreement has been made under the direct supervision of the undersigned officer; and

            (ii) to the best knowledge of the undersigned officer, based on such review, the Seller has fulfilled all of its obligations under the Agreement throughout the Applicable Period, and there has been no known default in the fulfillment of the Seller's obligations throughout such Applicable Period.

                                                Very Truly Yours

                                                GREENPOINT MORTGAGE
                                                FUNDING, INC.
                                                as Seller

                                                /s/ Roy Briggs
                                                ---------------------
                                                Name: Roy Briggs
                                                Title: Vice President

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